Exhibit 99.1

Contact:
	Jacqualyn A. Fouse	Tim Smith
	Sr. Vice President and	Director
	Chief Financial Officer	Investor Relations
	Celgene Corporation	Celgene Corporation
	(908) 673-9956	(908) 673-9951
CELGENE CORPORATION REVIEWS 2010 ACHIEVEMENTS AND ANNOUNCES 2011 FINANCIAL OUTLOOK
Record Results Driven By Gains in Market Share and Duration of Therapy, Geographic Expansion and Reimbursement Approvals
Non-GAAP Total Revenue Increased Approximately 34 Percent Y/Y
Non-GAAP Diluted Earnings Per Share Increased Nearly 35 Percent Y/Y
Board of Directors Authorized the Repurchase of Up to An Additional $500 Million of the Company’s Common Stock
2010 Fourth Quarter Financial Results Year-Over-Year (Unaudited)
•	Non-GAAP Total Revenue Increased Approximately 38 Percent to Approximately $1.05 Billion; GAAP Total Revenue Approximately $1.06 Billion

•	Global REVLIMID Net Product Sales Increased Approximately 42 Percent to Approximately $708 Million

•	Global VIDAZA® Net Product Sales Increased Nearly 20 Percent to Approximately $140 Million

•	Global THALOMID® Net Product Sales of Approximately $91 Million

•	ABRAXANE® Net Product Sales of Approximately $71 Million (Since October 15, 2010 Closing of Abraxis BioScience Acquisition)

•	Non-GAAP Diluted Earnings Per Share Increased Nearly 18 Percent to Approximately $0.73; GAAP Diluted Earnings Per Share Approximately $0.41 (Includes Impact of Acquisition of Abraxis BioScience)
2010 Full Year Financial Results Year-Over-Year (Unaudited)
•	Non-GAAP Total Revenue Increased Approximately 34 Percent to Approximately $3.60 Billion; GAAP Total Revenue Approximately $3.62 Billion

•	Global REVLIMID® Net Product Sales Increased Approximately 44 Percent to Approximately $2.47 Billion

•	Global VIDAZA Net Product Sales Increased Approximately 38 Percent to Approximately $534 Million

•	Global THALOMID® Net Product Sales of Approximately $387 Million

•	Non-GAAP Diluted Earnings Per Share Increased Nearly 35 Percent to Approximately $2.80; GAAP Diluted Earnings Per Share Approximately $1.85 (Includes Impact of Acquisition of Abraxis BioScience)
Celgene Forecasts Continued Revenue and Earnings Growth in 2011
•	Non-GAAP Total Revenue Expected to Increase Approximately 25 Percent Year-Over-Year to a Range of $4.4 to $4.5 Billion

•	REVLIMID® Net Product Sales Anticipated to Increase Approximately 25 Percent Year-Over-Year to a Range of $3.0 to $3.1 Billion

•	Non-GAAP Diluted Earnings Per Share Expected to Increase Approximately 20 Percent Year-Over-Year to a Range of $3.30 to $3.35 (Includes Impact of Acquisition of Abraxis BioScience)
2010 Milestones and Accomplishments
Hematology
•	REVLIMID® Marketing Authorization Application Submitted to European Medicines Agency for Newly Diagnosed Multiple Myeloma (NDMM) and Maintenance Therapy

•	Completed Enrollment of MM-020, Phase III Trial (n=1600) Evaluating REVLIMID and Low-Dose Dexamethasone Versus Melphalan, Prednisone, and Thalidomide in NDMM

•	Initiated Launch of REVLIMID in Japan as a Treatment for Patients with Relapsed/Refractory Multiple Myeloma (R/R MM) and del(5q) Myelodysplastic Syndromes (MDS)

•	Reported Significant Improvement in Survival and Risk Reduction in Disease Progression for Patients With del(5q) MDS in REVLIMID MDS-004 Trial

•	Initiated DLC-001, a Phase II/III Study of REVLIMID in Patients With Relapsed/Refractory Diffuse Large B-Cell Lymphoma

•	Initiated MDS-005, a Phase III Trial Evaluating REVLIMID in Low/Int-1 Non-del(5q) MDS

•	ISTODAX® Supplemental New Drug Application Filed with U.S. Food and Drug Administration (FDA) for Relapsed/Refractory Peripheral T-Cell Lymphoma

•	Initiated AZA-AML-001, a Phase III Trial Evaluating VIDAZA® in Newly Diagnosed Acute Myeloid Leukemia
Oncology
•	ABRAXANE® Pharmaceutical Composition and Method Claims Patent Issued on October 26, 2010, Expiring in 2024

•
Completed Interim Analysis of ABRAXANE Phase III Study in Non-Small Cell Lung Cancer (NSCLC); Interim Analysis of Progression Free Survival (PFS) in the Intent-to-Treat Population, While Not Statistically Significant, Supports Submission of a Supplemental New Drug Application for the Treatment of Advanced NSCLC During the Second Half of 2011. Final Analysis, Including Subset Analyses, Expected to Be Completed and Presented During an Upcoming Medical Meeting

•	Pivotal ABRAXANE Phase III Trial in Pancreatic Cancer Rapidly Enrolling; Increased Target Enrollment From 630 Patients to 840 Patients, Increasing Power of Study to 90 Percent From 80 Percent

•	Advanced Phase III Trial of ABRAXANE in Melanoma; Advanced Phase II Trials in Bladder and Ovarian Cancer

•	Formed Strategic Research Collaboration With Agios Pharmaceuticals, Focused on Targeting Cancer Metabolism

Inflammation and Immunology
•
Initiated PALACE 1, PALACE 2, PALACE 3, and PALACE 4, Phase III Trials Evaluating Apremilast in Psoriatic Arthritis (n=2,000), and ESTEEM 1 and ESTEEM 2, Phase III Trials Evaluating Apremilast in Moderate-to-Severe Psoriasis (n=1,200)

•	Initiated MF-002, a Phase III Trial Evaluating Pomalidomide in Myelofibrosis

•	Initiated Phase I/II Trials for PDA-001 Cellular Therapy in Crohn’s Disease, Multiple Sclerosis, and Rheumatoid Arthritis

•	Initiated REN-001, a Phase II Trial Evaluating ACE-011 in Patients With Renal Anemia

•	Initiated Phase I Trial of TORKi (mTOR Kinase Inhibitor) CC-223
SUMMIT, NJ — (January 10, 2011) — Celgene Corporation (NASDAQ: CELG) today reviewed 2010 achievements and provided an outlook for 2011 at the JPMorgan 29th Annual Healthcare Conference. Preliminary 2010 unaudited results indicate that non-GAAP total revenue will increase by approximately 34 percent to approximately $3.60 billion. Non-GAAP diluted earnings per share are expected to increase nearly 35 percent to approximately $2.80. The Company will report its 2010 full-year financial results on Thursday, January 27, 2011.
In 2011, non-GAAP total revenue is targeted to increase approximately 25 percent year-over-year to a range of $4.4 to $4.5 billion, and non-GAAP diluted earnings per share are targeted to increase approximately 20 percent to a range of $3.30 to $3.35.
Non-GAAP Financial Information
See the attached Reconciliation of projected GAAP to Non-GAAP total revenue and earnings per share for an explanation of the amounts excluded and included to arrive at non-GAAP total revenue and non-GAAP earnings per share amounts for the three-month and twelve-month periods ended December 31, 2010 and for the twelve-month period ending December 31, 2011. Non-GAAP financial measures provide investors and management with supplemental measures of operating performance and trends that facilitate comparisons between periods before and after certain items that would not otherwise be apparent on a GAAP basis. Certain unusual or non-recurring items that management does not believe affect the company’s basic operations do not meet the GAAP definition of unusual or non-recurring items. Non-GAAP total revenue and non-GAAP earnings per share are not, and should not be viewed as a substitute for similar GAAP items. We define non-GAAP diluted earnings per share amounts as non-GAAP net income divided by the weighted average number of diluted shares outstanding. Our definition of non-GAAP total revenue and non-GAAP diluted earnings per share may differ from similarly named measures used by others.
Webcast Information
Celgene will host a conference call to discuss the results and achievements of its fourth quarter and full year 2010 operating and financial performance on January 27, 2011, at 9 a.m. ET. The conference call will be available by webcast at www.celgene.com. An audio replay of the call will be available from noon ET January 27, 2011, until midnight ET February 3, 2011. To access the replay, in the U.S. dial 800-642-1687; outside the U.S. dial 706-645-9291; and enter reservation number 35819129.
About Celgene
Celgene Corporation, headquartered in Summit, New Jersey, is an integrated global biopharmaceutical company engaged primarily in the discovery, development and commercialization of novel therapies for the treatment of cancer and inflammatory diseases through gene and protein regulation. For more information, please visit the company’s Web site at www.celgene.com.

This release contains certain forward-looking statements which involve known and unknown risks, delays, uncertainties and other factors not under the Company’s control. The Company’s actual results, performance, or achievements could be materially different from those projected by these forward-looking statements. The factors that could cause actual results, performance, or achievements to differ from the forward-looking statements are discussed in the Company’s filings with the Securities and Exchange Commission, such as the Company’s Form 10-K, 10-Q and 8-K reports. Given these risks and uncertainties, you are cautioned not to place undue reliance on the forward-looking statements.
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Celgene Corporation and Subsidiaries
Reconciliation of Projected GAAP to Non-GAAP Total Revenue and Diluted Earnings Per Share
(In thousands, except per share data)
(Unaudited)

		Three Months Ended
		December 31, 2010
		Range
		Low	High

Total Revenue — GAAP		$1,062,000	$1,066,000
Less sales of products to be divested		17,000	19,000

Total Revenue — Non-GAAP		Approximately $1.05 Billion

Projected diluted earnings per common share — GAAP		$0.40	$0.42

Per share impact of excluded items before tax:
Sales of products to be divested	(1)	(0.04)	(0.04)
Share-based compensation expense	(2)	0.10	0.10
Amortization of acquired intangible assets	(4)	0.15	0.14
Acquisition related charges	(5)	0.10	0.09
Abraxis inventory step-up	(6)	0.06	0.05
Change in value of Contingent Value Rights	(7)	(0.03)	(0.03)
Non-core activities	(8)	0.08	0.08
Net income tax adjustments	(9)	(0.09)	(0.08)

Projected diluted earnings per common share — non-GAAP		Approximately $0.73

		Twelve Months Ended
		December 31, 2010
		Range
		Low	High

Total Revenue — GAAP		$3,616,000	$3,620,000
Less sales of products to be divested		23,000	25,000

Total Revenue — Non-GAAP		Approximately $3.60 Billion

Projected diluted earnings per common share — GAAP		$1.84	$1.86

Per share impact of excluded items before tax:
Sales of products to be divested	(1)	(0.05)	(0.05)
Share-based compensation expense	(2)	0.38	0.38
Upfront collaboration payments	(3)	0.26	0.26
Amortization of acquired intangible assets	(4)	0.44	0.43
Acquisition related charges	(5)	0.14	0.13
Abraxis inventory step-up	(6)	0.06	0.05
Change in value of Contingent Value Rights	(7)	(0.03)	(0.03)
Non-core activities	(8)	0.10	0.10
Net income tax adjustments	(9)	(0.34)	(0.33)

Projected diluted earnings per common share — non-GAAP		Approximately $2.80

Celgene Corporation and Subsidiaries
Reconciliation of Projected GAAP to Non-GAAP Total Revenue and Diluted Earnings Per Share
(In thousands, except per share data)
(Unaudited)

		Twelve Months Ending
		December 31, 2011
		Range
		Low	High

Total Revenue — GAAP		$4,422,000	$4,557,000
Less sales of products to be divested		22,000	57,000

Total Revenue — Non-GAAP		$4,400,000	$4,500,000

Projected diluted earnings per common share — GAAP		$2.33	$2.54

Per share impact of excluded items before tax:
Sales of products to be divested	(1)	(0.05)	(0.12)
Share-based compensation expense	(2)	0.42	0.40
Amortization of acquired intangible assets	(4)	0.57	0.55
Acquisition related charges	(5)	0.03	0.02
Abraxis inventory step-up	(6)	0.12	0.12
Non-core activities	(8)	0.25	0.17
Net income tax adjustments	(9)	(0.37)	(0.33)

Projected diluted earnings per common share — non-GAAP		$3.30	$3.35

Explanation of adjustments:

(1)	Exclude sales related to non-core former Pharmion Corp., or Pharmion, and Abraxis Bioscience Inc., or Abraxis, products to be divested.

(2)	Exclude employee share-based compensation expense.

(3)	Exclude upfront payments for research and development collaboration arrangements.

(4)	Exclude amortization of acquired intangible assets from the acquisitions of Abraxis, Pharmion and Gloucester Pharmaceuticals, Inc., or Gloucester.

(5)	Exclude deal related acquisition costs and restructuring costs for Gloucester and Abraxis and Gloucester contingent liability accretion.

(6)	Exclude acquisition-related Abraxis inventory step-up adjustment to fair value expensed during the period.

(7)	Exclude the change in fair value of the Company’s liability related to publicly traded contingent value rights that were issued as part of the acquisition of Abraxis.

(8)
Exclude the estimated impact of activities arising from the acquisitions of Abraxis that are not related to core nab technology and of Pharmion that are planned to be divested, including the cost of goods sold for products to be divested as well as operating expenses related to such activities.

(9)	Net income tax adjustments reflects the estimated tax effect of the above adjustments.